SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

COSTAR GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

May 1, 2003

Dear Stockholder:

      You are cordially invited to attend the 2003 Annual Meeting of Stockholders of CoStar Group, Inc., to be held at 11:00 a.m. on Wednesday, June 18, 2003 at 2 Bethesda Metro Center, Bethesda, Maryland 20814.

      At the Annual Meeting, you will be asked to elect six directors and to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2003. The accompanying Notice of 2003 Annual Meeting of Stockholders and Proxy Statement describe these matters.

      The Board of Directors recommends that stockholders vote in favor of each of these proposals.

      Whether or not you plan to attend the meeting in person, please return your executed proxy card in the enclosed postage prepaid and addressed envelope and your shares will be voted in accordance with the instructions you have given in your proxy card.

Sincerely,

ANDREW C. FLORANCE
President and Chief Executive Officer

COSTAR GROUP, INC.

May 1, 2003

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, JUNE 18, 2003

       The 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of CoStar Group, Inc. (“we” or the “Company”) will be held at 2 Bethesda Metro Center, Bethesda, Maryland 20814, at 11:00 a.m. on Wednesday, June 18, 2003, for the following purposes:

1.	To elect six directors to hold office until the next Annual Meeting of Stockholders, or until their respective successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2003; and

3.	To transact any other business properly presented before the Annual Meeting.

      The Board of Directors has fixed Monday, April 21, 2003 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting (or any adjournment or postponement of it). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting.

      WE INVITE YOU TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors

CARLA J. GARRETT
Secretary

COSTAR GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 18, 2003

      The Board of Directors of CoStar Group, Inc. (“we” or the “Company”) solicits your proxy for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. on Wednesday, June 18, 2003, at 2 Bethesda Metro Center, Bethesda, Maryland 20814, and at any adjournment or postponement of the Annual Meeting.

      Our headquarters are located at 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814. We are mailing this Proxy Statement and the accompanying proxy card to our stockholders eligible to vote at the Annual Meeting on or about May 1, 2003.

OUTSTANDING SECURITIES, VOTING RIGHTS AND QUORUM

      At the close of business on the record date, Monday April 21, 2003, there were 15,824,002 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote on each proposal.

      The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares as of the record date constitutes a quorum (the minimum number of shares required to take action) for the meeting. Both abstentions and broker non-votes will be counted as shares present for purposes of obtaining a quorum, but will be disregarded in calculating the total number of votes on each of the proposals.

      The required vote and the calculation method for each of the matters scheduled for consideration at the Annual Meeting are as follows:

      Item 1 — Election of Directors. Each outstanding share of common stock is entitled to cast one vote for up to six nominees. The six nominees who receive the most votes will be elected as directors.

      Item 2 — Ratification of the Appointment of Independent Auditors. For stockholders to approve this proposal, the number of votes cast in favor must exceed the number of votes cast against.

PROXY VOTING AND REVOCATION

      You may vote by signing your proxy card, or if your shares are held in street name, by signing the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you properly complete and execute your proxy card and return it before the Annual Meeting:

•	Your shares will be voted in accordance with your instructions.

•	For any items for which you do not provide instructions, your shares will be voted “FOR” the item, as recommended by the Board of Directors.

      You may revoke your proxy at any time before it is voted by:

•	delivering to the Corporate Secretary written notice that you are revoking your proxy;

•	submitting a properly-executed proxy bearing a later date; or

•	attending the Annual Meeting and voting in person. (If you are not the owner of record, but rather hold your shares through a broker or bank, you should take appropriate steps to obtain a legal proxy from the owner of record if you wish to vote at the Annual Meeting.)

      Simply attending the Annual Meeting will not revoke your proxy. If you instructed a broker to vote your shares, you must follow your broker’s directions for changing those instructions.

ATTENDING THE MEETING

      Only stockholders, their proxy holders, and our invited guests may attend the meeting. If you intend to attend the Annual Meeting, please mark your proxy card accordingly. Beneficial owners whose ownership is registered under another party’s name and who plan to attend the meeting in person should obtain an admission ticket in advance by sending written requests, along with proof of share ownership, such as a bank or brokerage firm account statement, to: Mark A. Klionsky, Senior Vice President of Marketing and Corporate Communications, CoStar Group, Inc., 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814. Beneficial owners who do not present valid admission tickets at the Annual Meeting or who have not pre-registered will be admitted only upon verification of share ownership, which may be established by providing a bank or brokerage firm account statement and photo identification, at the registration counter at the meeting.

ITEM 1

ELECTION OF DIRECTORS

      The Board has fixed the number of directors constituting the Board at six. The Board has nominated each of the current directors for re-election. The persons named as proxy holders on the proxy card will vote your shares FOR each of the six nominees unless you instruct otherwise on your proxy card.

      All of our directors will serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. If any of the nominees should become unable to serve prior to the Annual Meeting, proxies that do not withhold authority to vote for directors may be voted for any other nominee or nominees selected by the Board unless the Board votes to reduce the size of the Board to match the actual number of nominees. In no event may proxies be voted for a greater number of persons than the number of nominees named. Information about each of the nominees appears below.

Nominees for the Board of Directors

      The following table lists our current directors:

		Years as a
Name	Employment	Director	Committee Membership

Michael R. Klein	Chairman, CoStar Group, Inc.; Partner, Wilmer, Cutler & Pickering	16	None
Andrew C. Florance*	CEO & President, CoStar Group, Inc.	16	None
David Bonderman	Principal, Texas Pacific Group	8	Audit; Compensation
Warren H. Haber	Chairman of the Board & CEO, Founders Equity, Inc.	8	Audit; Compensation
Josiah O. Low, III	Venture Partner, Catterton Partners IV L.P.	4	Audit; Nominating & Corporate Governance
Christopher J. Nassetta	CEO & President, Host Marriott Corporation	1	Compensation; Nominating & Corporate Governance

*	Executive Officer

      Information about each of our nominees for the Board of Directors appears below.

      Michael R. Klein has been the Chairman of our Board of Directors since he and Mr. Florance founded the Company in 1987. He has been a partner of the law firm Wilmer, Cutler & Pickering since 1974. Mr. Klein serves as Vice Chairman of the Board of Directors of Perini Corporation, as Chairman of the Board of Directors of Precept, Inc. and as a director of SRA International, Inc. Mr. Klein is 61 years old.

      Andrew C. Florance is one of our founders and has served as our President and as a director since 1987 and as our Chief Executive Officer since 1995. Prior to founding the Company, Mr. Florance held primary responsibility for developing the first generation of software products for Federal Filings, an SEC Form 13-D tracking service, which was later acquired by Dow Jones. Mr. Florance was a co-founder of a commercial real estate information trade association (REI-NEX) and served on its board of directors from 1993 to 1996. He received a B.A. in economics from Princeton University. Mr. Florance is 39 years old.

      David Bonderman is principal of Texas Pacific Group and an indirect general partner of TPG Partners I, L.P., TPG Partners II, L.P. and TPG Partners III, L.P. Mr. Bonderman currently serves on the boards of directors of Continental Airlines, Inc., Ducati Motor Holding S.p.A., Denbury Resources, Inc., ProQuest Company, Ryanair Holdings, plc, ON Semiconductor Corporation, Seagate Technology, Inc., Gemplus International S.A. and Paradyne Networks, Inc. He has been one of our directors since 1995. Mr. Bonderman is 60 years old.

      Warren H. Haber has been, for more than thirty years, Chairman of the Board and Chief Executive Officer of Founders Equity, Inc. and its affiliates, private investment concerns engaged in the business of identifying businesses for acquisition in principal transactions and managing such businesses for their own accounts. Mr. Haber currently serves on the boards of directors of Warnex Ltd. and Fiber Optic One Ltd. He has served as one of our directors since 1995. Mr. Haber is 62 years old.

      Josiah O. Low, III has been a Venture Partner of Catterton Partners IV L.P. since August 2001. Prior to that, Mr. Low worked for 16 years at the investment banking firm of Credit Suisse First Boston (formerly Donaldson, Lufkin & Jenrette), where he most recently served as Managing Director/ Senior Advisor. Prior to joining Credit Suisse First Boston in 1985, Mr. Low worked at Merrill Lynch, Pierce, Fenner & Smith and was a founding Managing Director of the Merrill Lynch Capital Market Group in 1977. He serves on the board of directors of Centex Development Company. Mr. Low has served on our Board of Directors since 1999. Mr. Low is 63 years old.

      Christopher J. Nassetta has been the President and Chief Executive Officer of Host Marriott Corporation since May 2000. Mr. Nassetta joined Host Marriott in 1995 as Executive Vice President and was elected the Chief Operating Officer in 1997. Prior to joining Host Marriott, Mr. Nassetta served as President of Bailey Realty Corporation from 1991 until 1995, and he had previously served as Chief Development Officer and in various other positions with The Oliver Carr Company from 1984 through 1991. Mr. Nassetta serves on the board of directors of Host Marriott. He also serves on the board of trustees and the compensation committee of Prime Group Realty Trust and as a member of the McIntire School of Commerce Advisory Board for the University of Virginia. He has served on our Board of Directors since 2002. Mr. Nassetta is 40 years old.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.

ITEM 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee recommended, and the Board approved, the appointment of Ernst & Young LLP as independent auditors for the Company for 2003. The Board would like stockholders to ratify this appointment, even though ratification is not legally necessary. If stockholders do not ratify this appointment, the Board may reconsider such appointment.

      Ernst & Young LLP has served as independent auditors for the Company, its subsidiaries, and its predecessors since 1994. A representative from Ernst & Young LLP will attend the Annual Meeting, may make a statement and will be available to respond to appropriate questions.

      The table below sets forth the fees that Ernst & Young LLP billed the Company for the audit of the Company’s financial statements for the fiscal year ended December 31, 2002 and review of financial statements for quarterly periods within that fiscal year, and all other fees Ernst & Young LLP has billed the Company for services rendered during the fiscal year ended December 31, 2002:

Audit Fees	$135,000
All Other Fees	$305,608

      All Other Fees billed by Ernst & Young LLP during the fiscal year ended December 31, 2002 include approximately $218,000 and $18,500 for professional services performed by Ernst & Young LLP (UK) and Ernst & Young LLP (US), respectively, in connection with the Company’s acquisition of Property Intelligence plc, a London-based provider of commercial real estate information and $57,500 in connection with tax compliance matters.

      Ernst & Young LLP did not provide any financial information systems design and implementation services to the Company for the fiscal year ended December 31, 2002.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFYING THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

OTHER MATTERS

      We do not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, the proxy holders will, unless otherwise specified in the proxy, vote on it as they think best.

STOCKHOLDER PROPOSALS AND NOMINATIONS

FOR DIRECTORS FOR THE 2004 ANNUAL MEETING

      A stockholder who intends to introduce a proposal for consideration at our 2004 Annual Meeting of Stockholders may seek to have that proposal and a statement in support of the proposal included in our proxy statement if the proposal relates to a subject that is permitted under Rule 14a-8 under the Securities Exchange Act of 1934. Additionally, in order to be eligible for inclusion in our proxy statement, the stockholder must submit the proposal and supporting statement to our Corporate Secretary in writing not later than January 1, 2004 and must satisfy the other requirements of Rule 14a-8. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

      A stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. Our bylaws provide that any such proposals or nominations must be submitted to us no less than 60 nor more than 90 days before the first anniversary date of the preceding year’s annual meeting. Accordingly, stockholders who wish to nominate persons for election as directors or bring other proposals outside of Rule 14a-8 at the 2004 Annual Meeting must give notice of their intention in writing to our Corporate Secretary on or before April 19, 2004, but no sooner than March 20, 2004, to be considered “timely” within the meaning of Rule 14a-4(c). The stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of common stock. Proposals or nominations not meeting these requirements will not be entertained at the 2004 Annual Meeting.

ADDITIONAL INFORMATION

Board of Directors Meetings and Committees

      In accordance with applicable Delaware law and the Company’s Bylaws, the business and affairs of the Company are managed under the direction of its Board of Directors. The Board, which is elected by the Company’s stockholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders. The Board selects, advises and monitors the performance of the Company’s senior management team, which is charged with the conduct of the Company’s business. The Board has established certain standing committees to assist it in fulfilling its responsibilities as described below.

      During 2002, the Board of Directors held four meetings. The Board has Audit, Compensation and Nominating & Corporate Governance committees. During 2002, all directors attended at least 75% of the meetings of the Board and the committees of which they were members.

     Board Committees

      The following table sets forth the current composition of each of our Board committees.

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee

Warren H. Haber (Chairman)	Warren H. Haber (Chairman)	Josiah O. Low, III (Chairman)
David Bonderman	David Bonderman	Christopher J. Nassetta
Josiah O. Low, III	Christopher J. Nassetta

      Audit Committee. The Audit Committee is composed of Warren H. Haber (Chairman), David Bonderman and Josiah O. Low III, each an independent director under the listing standards of The NASDAQ Stock Market, Inc. During 2002, the Audit Committee met six times and acted on one occasion by unanimous written consent. The Audit Committee’s responsibility is to assist the Board of Directors in fulfilling its oversight responsibilities as to accounting policies, internal controls, audit activities and reporting practices of the Company. The Audit Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Audit Committee.

      Compensation Committee. The members of the Compensation Committee are Warren H. Haber (Chairman), David Bonderman and Christopher J. Nassetta. Mr. Nassetta replaced Mr. Klein as a member of the Committee on September 9, 2002. The purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to compensation of the Company’s executive officers and directors, as well as to produce the Compensation Committee report on executive compensation for inclusion in the Company’s proxy statement. In addition, the Board of Directors has designated the Compensation Committee as the Administrator of the Company’s 1998 Stock Incentive Plan. The Committee met four times in 2002 and acted on one occasion by unanimous written consent. The Compensation Committee operates under a written charter reviewed annually by the Compensation Committee.

      Nominating & Corporate Governance Committee. The members of the Nominating & Corporate Governance Committee are Josiah O. Low, III (Chairman) and Christopher J. Nassetta. Until June 18, 2002, the members of the Committee were Michael Klein (Chairman), Josiah O. Low, III and John Simon (a former board member of the Company who ceased being a board member on June 18, 2002). Mr. Nassetta replaced Mr. Klein as a member of the Committee on September 9, 2002. In 2003, the Nominating Committee expanded its role to include corporate governance functions. The purpose of the Nominating & Corporate Governance Committee is to identify individuals qualified to become Board members, recommend to the Board director candidates to be nominated at the annual meeting of stockholders and perform a leadership role in shaping the Company’s corporate governance. The Nominating & Corporate Governance Committee will entertain Board nominees suggested by stockholders. Stockholders should mail the candidate’s name and qualifications to the Company, addressed to the attention of the Corporate Secretary. During 2002, the Committee met one time. The Nominating & Corporate Governance Committee operates under a written charter reviewed annually by the Nominating & Corporate Governance Committee.

Report of the Audit Committee

      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to generally accepted accounting principles.

      In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements for 2002. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61

(Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

By the Audit Committee
of the Board of Directors
April 21, 2003

Warren H. Haber, Chairman
David Bonderman
Josiah O. Low, III

Compensation Committee Interlocks and Insider Participation

      Messrs. Haber, Bonderman and Nassetta, the current members of the Compensation Committee, are each non-employee directors. Mr. Klein, who served on the Compensation Committee until September 9, 2002, serves as the Chairman of the Board of the Company and is a non-employee director. During fiscal year 2002, none of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries. During fiscal year 2002, none of the Company’s executive officers served as a director or compensation committee member of any entity with an executive officer or director who served as a director or compensation committee member of the Company.

Director Compensation

      Board Fees. Each director, other than the Chairman of the Board and any employee director, receives $15,000 annually as compensation for serving on the Company’s Board of Directors.

      Attendance Fees. Beginning with the Board meeting in September 2002, each director, other than the Chairman of the Board and any employee director, receives $2,000 for each meeting of the Board of Directors attended in person or by telephone.

      Chairman. The Chairman of the Board of Directors receives $120,000 annually as compensation for additional services that he is required to perform in his role as chairman of the Company.

      Option and Stock Grants. During 2002, the Chairman of the Board of Directors and each non-employee director received a grant of options to purchase 5,000 shares of common stock of the Company at an exercise price of $22.87 per share, the fair market value of the Company’s stock on the date of grant. One-fourth of these options will vest on each anniversary of the date of grant, as long as such director is still serving on our Board of Directors on such vesting date.

      During 2002, Warren Haber, as the Chairman of each of the Audit and Compensation committees, received a grant of options to purchase 2,000 shares of common stock of the Company at an exercise price of $22.87 per share, the fair market value of the Company’s stock on the date of grant. One-fourth of these options will vest on each anniversary of the date of grant, as long as Mr. Haber is still serving on our Board of Directors on such vesting date.

      During 2002, Michael Klein, as the then-Chairman of the Nominating Committee, received a grant of options to purchase 1,000 shares of common stock of the Company at an exercise price of $22.87 per share, the fair market value of the Company’s stock on the date of grant. One-fourth of these options will vest on each anniversary of the date of grant, as long as Mr. Klein is still serving on our Board of Directors on such vesting date.

      Expenses. Each director is entitled to reimbursement of his expenses for serving as a member of our Board, including expenses in connection with attending each meeting of the Board of Directors and each meeting of any committee.

Executive Officers and Key Employees

      The following table lists our executive officers and key employees:

Name	Age	Years of Service		Position

Andrew C. Florance*	39	16		Chief Executive Officer, President and Director
Lawrence J. Dressel*	51	3		Chief Operating Officer
Frank A. Carchedi*	45	6		Chief Financial Officer and Treasurer
David M. Schaffel*	42	14		Chief Information Officer
Craig S. Farrington*	45	20	**	Vice President, Research
Michael D. Arabe*	56	14	**	Sr. Vice President of Sales and Customer Service
Jonathan Bray	46	7	**	Managing Director, Property Intelligence plc
Carla J. Garrett	35	4		General Counsel and Secretary
Mark A. Klionsky	43	3		Sr. Vice President of Marketing & Corporate Communications
Dean L. Violagis	36	14		Vice President, Research

*	Executive Officer.

**	Includes years of service with acquired companies.

      Information about Mr. Florance appears above under “Item 1 — Election of Directors.” Information about each of the other individuals appears below.

      Lawrence J. Dressel, our Chief Operating Officer, joined us in September 2000. Mr. Dressel is responsible for the day-to-day management of CoStar’s operations, research, product development and information technology. From January 1999 to September 2000, Mr. Dressel was Chief Operating Officer of Interealty.com, a leading provider of information systems, services and software applications to residential Multiple Listing Services real estate professionals. Before joining Interealty, from January 1998 to January 1999, Mr. Dressel was Senior Vice President at The Fairchild Corporation, where he oversaw a division that manufactured capital equipment used to make CD’s and DVD’s. Prior to that, from 1986 through 1997, Mr. Dressel was Senior Vice President and General Manager of Shared Technologies Fairchild, Inc. and Fairchild Communications, the predecessor company to Shared Technologies Fairchild, which provided telecommunication services in multi-tenant commercial office buildings throughout the United States. Mr. Dressel received a B.S. in electrical engineering from Illinois Institute of Technology.

      Frank A. Carchedi, our Chief Financial Officer and Treasurer, joined us in May 1997 from ITC Learning Corporation, a publicly held publisher and distributor of multi-media training products, where he had been Vice President, Treasurer and Chief Financial Officer since 1995. Prior to that, Mr. Carchedi was with Ernst & Young, LLP for ten years, most recently as a consultant in their New York Merger and Acquisitions Group and its Entrepreneurial Services Group in Washington, D.C. He received a B.S. in accounting from Wake Forest University.

      David M. Schaffel, our Chief Information Officer, has been with us since 1989. Mr. Schaffel is responsible for the design, development, and maintenance of our software services, products and any new services, as well as internal corporate software systems and IT infrastructure. From 1987 until joining us,

Mr. Schaffel was president of Biscayne Technical Services, Inc., where he developed a logistics tracking application for the United States Air Force. Mr. Schaffel received a M.S. in operations research/ statistics from the University of Miami and a B.S. in business from the University of Florida.

      Craig S. Farrington, Vice President of Research, joined the Company as a result of the merger of COMPS.COM and CoStar Group, Inc. in February 2000. Mr. Farrington is responsible for all of our West Coast research operations and has product management responsibility for CoStar COMPS®. Mr. Farrington joined COMPS.COM in 1983 where he served in various senior management roles throughout the company, including Vice President of Marketing and Product Development. Mr. Farrington received a B.A. in Business and Economics from Westmont College.

      Michael D. Arabe, our Senior Vice President of Sales and Customer Service, joined us upon the acquisition of COMPS.COM, Inc. in February 2000. Mr. Arabe became Senior Vice President of Sales & Customer Service in January 2003. From November 2000 until that time, Mr. Arabe was our Senior Vice President of Customer Service and Support. From February 2000 until November 2000, he was responsible for sales of CoStar COMPS®. Mr. Arabe joined COMPS.COM in 1989 and held a variety of positions in senior management, most recently as Senior Vice President of Sales. Mr. Arabe received a B.S. in economics from Louisiana State University.

      Jonathan Bray, the Managing Director of our UK subsidiary, Property Intelligence plc, is in charge of our CoStar FOCUS product and our U.K. operations. Mr. Bray joined us upon the acquisition of Property Intelligence plc in January 2003. Mr. Bray joined Property Intelligence in 1996, where he most recently served as Managing Director of FOCUS Information Ltd, a wholly owned subsidiary of Property Intelligence plc. Prior to joining Property Intelligence plc, Mr. Bray served in the British Army for 18 years and was invested as a Member of the British Empire in 1990 for service in Northern Ireland and at Lockerbie. Mr. Bray received his M.B.A. in 1997 from the Open University in Milton Keynes, England.

      Carla J. Garrett, our General Counsel and Secretary, joined us in June 1999. Prior to joining CoStar, Ms. Garrett was at Sullivan & Cromwell, a New York based law firm, where she had been a corporate and securities attorney since 1996. Prior to joining Sullivan & Cromwell, she was an associate with Wilson Sonsini Goodrich & Rosati, a Palo Alto based law firm, where she practiced corporate law and advised technology companies. Ms. Garrett received a B.A. in mathematics from Vanderbilt University and her J.D. from Stanford University.

      Mark A. Klionsky, our Senior Vice President of Marketing and Corporate Communications, joined us in May 2000. Mr. Klionsky is responsible for CoStar’s marketing strategy and oversees CoStar’s corporate communications. Prior to joining CoStar, from 1981 until 2000, Mr. Klionsky was with Miller Freeman, Inc., the U.S. subsidiary of United News & Media plc, where he held a variety of corporate positions, most recently Senior Vice President. Additionally, in 1987 Mr. Klionsky helped launch Commercial Property News, which was published by Miller Freeman, and from 1994 until 2000 served as Group Publisher of Commercial Property News. He received a B.A. in communications from Rowan University.

      Dean L. Violagis, our Vice President of Research, joined us in 1989. Mr. Violagis is responsible for all of our East Coast research operations. Prior to becoming Vice President of Research, Mr. Violagis had been a research manager since 1989. Mr. Violagis received a B.A. in real estate finance from American University.

Stock Ownership Information

      The following table provides certain information regarding the beneficial ownership of our common stock as of April 1, 2003 by:

•	our Chief Executive Officer and President, and each of our four most highly compensated executive officers who were serving as executive officers on December 31, 2002 (whom we refer to collectively in this proxy statement as the “named executive officers”);

•	each of our directors;

•	each person we know to be the beneficial owner of more than 5% of the outstanding common stock; and

•	all of our current executive officers and directors as a group.

	Shares	Percentage of
Name and Address(1)	Beneficially Owned(1)	Outstanding Shares(1)

Michael R. Klein(2)	1,430,645	9.04%
Andrew C. Florance(3)	566,383	3.50
Lawrence J. Dressel(4)	52,500	*
Frank A. Carchedi(5)	70,670	*
David M. Schaffel(6)	99,327	*
Craig S. Farrington(7)	34,460	*
David Bonderman(8)	264,492	1.67
Warren H. Haber(9)	87,310	*
Josiah O. Low, III(10)	10,500	*
Christopher J. Nassetta	0	*
Capital Guardian Trust Company(11)	1,861,680	11.77
Kern Capital Management, LLC(12)	1,234,900	7.81
Deutsche Bank AG(13)	1,493,595	9.44
Brown Investment Advisory & Trust Company(14)	853,783	5.40
All eleven directors and executive officers as a group(15)	2,647,699	16.11

(1)	Unless otherwise noted, each listed person’s address is c/o CoStar Group, Inc., 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814. Beneficial ownership, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of shares, as well as the right to acquire beneficial ownership within 60 days of April 1, 2003, through the exercise of an option or otherwise. Except as indicated in the footnotes to the table, we believe that the persons named in the table have sole voting and investment power with respect to the indicated shares of common stock. The use of * indicates ownership of less than 1%. As of April 1, 2003, the Company had 15,820,793 shares of common stock outstanding.

(2)	Includes 14,496 shares held in trust by Mr. Klein and his spouse for his nieces, for which Mr. Klein and his spouse share voting and dispositive power, and 14,496 shares held by another as trustee for Mr. Klein’s children, for which Mr. Klein may be deemed to share voting and dispositive power. Mr. Klein disclaims beneficial ownership of these shares. Also includes 750 shares issuable upon options exercisable within 60 days of April 1, 2003.

(3)	Includes 378,104 shares issuable upon options exercisable within 60 days of April 1, 2003.

(4)	Includes 45,000 shares issuable upon options exercisable within 60 days of April 1, 2003.

(5)	Includes 65,000 shares issuable upon options exercisable within 60 days of April 1, 2003.

(6)	Includes 74,000 shares issuable upon options exercisable within 60 days of April 1, 2003.

(7)	Includes 25,000 shares issuable upon options exercisable within 60 days of April 1, 2003.

(8)	Includes 3,500 shares issuable upon options exercisable within 60 days of April 1, 2003.

(9)	Includes 6,000 shares held by Mr. Haber’s spouse and excludes 20,000 shares held by Mr. Haber’s adult son for which Mr. Haber disclaims beneficial ownership. Also includes 4,000 shares issuable upon options exercisable within 60 days of April 1, 2003.

(10)	Includes 1,000 shares held by Mr. Low’s spouse for which Mr. Low disclaims beneficial ownership. Also includes 3,500 shares issuable upon options exercisable within 60 days of April 1, 2003.

(11)	According to Schedule 13G/ A filed on February 11, 2003, Capital Guardian Trust Company (“CGT”) beneficially owns 1,861,680 shares of common stock of the Company. Based solely on this Schedule 13G/A, CGT has sole voting power with respect to 1,423,130 of such shares and has sole dispositive power with respect to all 1,861,680 of such shares. Further, based solely on this Schedule 13G/A, Capital Group International, Inc. (“CGI”) is the parent holding company of CGT and may be deemed to beneficially own such shares, and both CGT and CGI disclaim any beneficial ownership of such shares. The address of both CGT and CGI is 11100 Santa Monica Blvd., 15th floor, Los Angeles, CA 90025.

(12)	According to a Schedule 13G/A filed on February 14, 2003, Kern Capital Management, LLC (“KCM”) beneficially owns 1,234,900 shares of common stock of the Company. Based solely on this Schedule 13G/A, KCM has sole voting power with respect to 1,198,500 of such shares and has sole dispositive power with respect to all 1,234,900 of such shares. Further, based solely on this Schedule 13G/A, Robert E. Kern, Jr. and David G. Kern are controlling members of KCM and may be deemed to beneficially own such shares, and both Robert E. Kern, Jr. and David G. Kern disclaim any beneficial ownership of such shares. The address of KCM is 114 West 47th Street, Suite 1926, New York, NY 10036.

(13)	According to a Schedule 13G/ A filed on February 12, 2003, the Private Clients and Asset Management business group (“PCAM”) of Deutsche Bank AG (“Deutsche”) and its subsidiaries and affiliates, Deutsche Bank Trust Company Americas (“Trust Company”), Deutsche Investment Management Americas, Inc. (“Investment Management”), and Deutsche Asset Management Group Ltd, London (“Asset Management”) beneficially own 1,493,395 shares of common stock of the Company. Based solely on this Schedule 13G/A, Deutsche has sole voting power with respect to 1,018,201 of such shares, has shared voting power with respect to 9,512 of such shares and has sole dispositive power with respect to 1,405,895 of such shares. Based solely on this Schedule 13G/A, Trust Company has sole voting power with respect to 582,801 of such shares, has shared voting power with respect to 9,512 of such shares and has sole dispositive power with respect to 1,058,195 of such shares. Based solely on this Schedule 13G/ A, Investment Management has sole voting power with respect to 347,200 of such shares, has sole dispositive power with respect to 259,500 of such shares and has shared dispositive power with respect to 87,700 of such shares. Based solely on this Schedule 13G/A, Asset Management has sole voting power and sole dispositive power with respect to 88,200 of such shares. Further, based solely on this Schedule 13G/ A, PCAM may disclaim any beneficial ownership of such shares. The address of Deutsche is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany.

(14)	According to a Schedule 13G filed on February 14, 2003, Brown Investment Advisory & Trust Company (“BIATC”) and its wholly owned subsidiary, Brown Investment Advisory Incorporated (“BAI”), beneficially own 853,783 shares of common stock of the Company. Based solely on this Schedule 13G, BIATC beneficially owns 269,148 of such shares and has sole voting and dispositive power with respect to all of such shares. Based solely on this Schedule 13G, BAI beneficially owns 584,635 of such shares and has sole voting and dispositive power with respect to all of such shares. The address of both BIATC and BAI is 19 South Street, Baltimore, Maryland 21202.

(15)	Includes 616,354 shares issuable upon options exercisable within 60 days of April 1, 2003.

Plan Shares Outstanding

      The following table sets forth information with respect to the Company’s equity compensation plans approved by security holders. The Company does not have any equity compensation plans not approved by security holders. The information in this table is as of December 31, 2002.

Number of securities
remaining available for future
	Number of securities to be		issuance under equity
	issued upon exercise of	Weighted-average exercise	compensation plans
	outstanding options,	price of outstanding options,	(excluding securities reflected
Plan Category	warrants, and rights	warrants, and rights	in the first column)

Equity compensation plans approved by security holders	2,127,773	$20.00	961,119

Executive Compensation

      The following table provides the annual salary, bonuses, and all other compensation awards and payouts to our named executive officers for 2000 through 2002.

SUMMARY COMPENSATION TABLE

					Long-Term
	Annual Compensation				Compensation Awards

	Fiscal				Securities Underlying	All Other
Name and Principal Position	Year	Salary		Bonus	Options	Compensation

Andrew C. Florance	2002	$350,000		$306,250(1)	50,000	$13,862(2)
Chief Executive Officer	2001	$335,577		$225,000(3)	50,000	$11,393(4)
and President	2000	$285,577		$300,000(5)	25,000	$10,228(6)

Lawrence J. Dressel	2002	$255,337		$152,955(1)	15,000	$10,200(7)
Chief Operating Officer	2001	$250,000		$135,000(3)	30,000	$7,500(7)
	2000	$57,692	(8)	$122,000(5)	80,000	—

Frank A. Carchedi	2002	$193,351		$136,668(1)	15,000	$10,200(7)
Chief Financial Officer	2001	$184,250		$131,600(3)	30,000	$8,346(7)
and Treasurer	2000	$169,231		$131,000(5)	20,000	$6,769(7)

David M. Schaffel	2002	$165,583		$70,502(1)	10,000	$6,623(7)
Chief Information Officer	2001	$157,825		$72,450(3)	20,000	$6,313(7)
	2000	$145,673		$75,000(5)	10,000	$5,827(7)

Craig S. Farrington	2002	$143,985		$131,040(1)	10,000	$7,550(7)
Vice President, Research	2001	$132,116		$112,000(3)	20,000	$7,212(7)
	2000	$115,309	(9)	$130,000(5)	20,000	$5,584(7)

(1)	Represents bonus paid in 2003 for performance in 2002.

(2)	Represents 401(k) contributions made by the Company in the amount of $10,192, plus life insurance premiums paid by the Company for the benefit of Mr. Florance in the amount of $3,670.

(3)	Represents bonus paid in 2002 for performance in 2001.

(4)	Represents 401(k) contributions made by the Company in the amount of $9,841, plus life insurance premiums paid by the Company for the benefit of Mr. Florance in the amount of $1,552.

(5)	Represents bonus paid in 2001 for performance in 2000.

(6)	Represents 401(k) contributions made by the Company in the amount of $9,788, plus life insurance premiums paid by the Company for the benefit of Mr. Florance in the amount of $440.

(7)	Represents 401(k) contributions made by the Company.

(8)	Mr. Dressel joined us in September 2000. On an annualized basis, his base salary was $250,000 per year in 2000.

(9)	Mr. Farrington joined us in February 2000. On an annualized basis, his base salary was $130,000 per year in 2000.

Employment Agreements

      We have employment agreements with the following named executive officers, Messrs. Florance, Dressel, Carchedi and Schaffel, and have employment terms with Mr. Farrington. Our employment agreements with Messrs. Florance, Carchedi and Schaffel became effective as of January 1, 1998. Mr. Dressel’s employment agreement became effective on September 25, 2000. Mr. Farrington’s employment terms became effective as of February 18, 2000. Each employment agreement entitles the executive to a specified base salary, a bonus award up to a specified percentage of base compensation based upon achievement of performance objectives, and an award of stock options vesting over time. The agreements also generally provide that the executive may participate in any insurance, medical, disability or pension plan generally made available to our senior executive officers.

      The employment agreements for Messrs. Dressel, Carchedi and Schaffel are for initial terms of two years and the employment agreement for Mr. Florance is for an initial term of three years, and all are automatically renewable for successive one-year terms unless the executive or we terminate the agreement. Mr. Farrington has at-will employment terms. The employment agreements for Messrs. Florance, Dressel, Carchedi and Schaffel contain covenants not to compete with us for the two years immediately following termination.

      The employment agreements for Messrs. Florance, Dressel, Carchedi and Schaffel generally provide that, if we terminate the executive’s employment without cause (which includes “changes of control” of the Company under certain circumstances), the executive is entitled to certain severance benefits as follows. If we terminate Mr. Florance without cause or if he terminates his agreement for good cause, he is entitled to receive his base salary for the greater of one year or whatever period remains under the agreement, his bonus for the year in which the termination occurred, the immediate vesting of all of his stock options and a gross-up payment to cover any taxes assessed under Section 4999 of the Internal Revenue Code. If we terminate Messrs. Carchedi or Schaffel without cause, each is entitled to receive his base salary for the greater of six months or whatever period remains under the agreement, to a prorated share of his bonus for the year in which termination occurred and to the immediate vesting of all of his stock options due to vest within the following twelve months. If we terminate Mr. Dressel without cause, he is entitled to receive his base salary for a period of twelve months. Mr. Farrington is not entitled to any severance benefits if he is terminated without cause.

      The following table gives specific economic terms of our arrangements with our named executive officers as of December 31, 2002.

		Bonus Range as
		a Percentage of
Name	Base Salary	Base Compensation

Andrew C. Florance	$350,000	0 - 100%
Lawrence J. Dressel	$257,500	0 - 75%
Frank A. Carchedi	$195,520	50 - 75%
David M. Schaffel	$167,440	25 - 50%
Craig S. Farrington	$145,600	0 - 100%

Option Grants

      The following table provides certain information about grants of stock options to our named executive officers during 2002.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of	Percent of Total
	Securities	Options Granted
	Underlying Option	to Employees in	Exercise or Base		Grant Date
Name	Granted(1)	Fiscal Year	Price ($/Share)	Expiration Date	Present Value(2)

Andrew C. Florance	50,000	11.47%	$20.30	6/3/12	$742,503
Lawrence J. Dressel	15,000	3.44%	$20.30	6/3/12	$222,751
Frank A. Carchedi	15,000	3.44%	$20.30	6/3/12	$222,751
David M. Schaffel	10,000	2.29%	$20.30	6/3/12	$148,501
Craig S. Farrington	10,000	2.29%	$20.30	6/3/12	$148,501

(1)	The options were granted on June 4, 2002 and have an exercise price equal to the fair market value of the Company’s common stock on the grant date. The options vest and become exercisable in four equal installments on each of June 4, 2003, June 4, 2004, June 4, 2005 and June 4, 2006.

(2)	The grant date present value is computed using the Black-Scholes option-pricing model with the following assumptions: expected volatility of 75.2%, dividend yield of 0%, risk-free interest rate of 3.5%, and expected life of 5 years. These assumptions are not a forecast of future stock price performance or volatility or of future dividend policy. There is no assurance that the value received by an executive will be at or near the value estimated by the Black-Scholes model. The actual value of options will depend on the market value of the Company’s common stock on the dates upon which the options are exercised.

Option Exercises and Fiscal Year-End Values

      The following table provides certain information regarding stock option exercises in fiscal year 2002, and unexercised options held as of December 31, 2002, by the named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND YEAR-END 2002 OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised in the
	Shares		Options Held at		Money Options at Fiscal
	Acquired		December 31, 2002		Year-End(1)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Andrew C. Florance(2)	42,500(2)	$703,175	365,604	100,000	$2,503,185	$14,625
Lawrence J. Dressel	—	—	37,500	87,500	$2,925	$8,775
Frank A. Carchedi	—	—	57,500	47,500	$191,925	$8,775
David M. Schaffel	—	—	69,000	30,000	$370,500	$5,850
Craig S. Farrington	—	—	15,000	35,000	$1,950	$5,850

(1)	Calculated based on the amount by which the fair market value of the underlying security (assumed to be equal to its year-end closing price of $18.45 per share) exceeds the option exercise price.

(2)	On May 13, 2002, Mr. Florance exercised options to acquire 17,500 shares of common stock at an exercise price of $3.45 per share and sold those shares the same day for $21.86 per share. On July 1, 2002, Mr. Florance exercised options to acquire 7,500 shares of common stock at an exercise price of $3.45 per share and sold those shares the same day for $19.11 per share. On July 12, 2002, Mr. Florance exercised options to acquire 10,000 shares of common stock at an exercise price of $3.45 per share and sold those shares the same day for $19.56 per share. On October 1, 2002, Mr. Florance exercised options to acquire 7,500 shares of common stock at an exercise price of $3.45 per share and sold those shares the same day for $17.11 per share.

Compensation Committee Report On Executive Compensation

 Compensation Philosophy and Review

      The compensation philosophy of the Company is to provide a competitive total compensation package so that the Company can attract, retain, and motivate talented employees and executives. The Company also believes in maximizing value for stockholders by linking compensation to individual and team achievement of agreed upon goals relating to overall corporate performance. The Company’s Compensation Committee therefore believes that compensation for the Company’s executives should encourage and reward superior performance.

      The Committee has commissioned third-party consultants to perform compensation studies comparing the compensation packages offered to executives of the Company with similarly situated executives within peer groups of companies. The Committee uses the results of such studies, together with corporate and individual performance, to evaluate the compensation of the Company’s executives.

 Elements of Executive Compensation

      The Company’s executive compensation consists primarily of base salary, annual cash bonuses, the award of stock options, a Company 401(k) match, health insurance and similar benefits. The Company has an employment arrangement with each of its executives that entitles the executive to a specified base salary, a bonus award up to a specified percentage of base compensation based upon achievement of individual and team goals, and a competitive award of stock options vesting over time. The compensation package of each executive is reviewed by the Committee on an annual basis.

 Base Salaries

      Base salary levels of the Company’s executives are reviewed annually, and may be adjusted to reflect an executive’s individual responsibilities and performance, as well as the Company’s performance. The Compensation Committee also considers salaries paid to executives of the peer groups identified in the studies in determining base salary levels. The Compensation Committee believes that base salaries should be generally competitive with companies in the peer group.

 Annual Cash Bonus Program

      The Compensation Committee administers an annual cash bonus plan for its executives, under which these executives may receive a cash bonus based on individual and corporate performance. The bonus ranges are generally from 0% to 100% of base salary, based on the executive’s employment agreement with the Company. In setting these ranges, the Compensation Committee considered the potential annual cash bonuses offered by members of the peer groups and set competitive annual cash bonus levels for superior performance. In deciding the amount of an executive’s bonus, the Committee evaluates the performance of the executive to determine the level of achievement related to goals for individual and corporate performance.

 Long-Term Incentive Plan

      The Compensation Committee believes that granting stock options to executives is important to the Company’s success because these awards help to attract, retain and motivate executives. The Committee believes that stock options, when used with appropriate holding periods, help encourage executive retention because they vest over a period of years. In addition, the executive benefits only when the CoStar stock price rises for all of CoStar’s shareholders.

      Each executive is eligible to receive stock options under the CoStar Group, Inc. 1998 Stock Incentive Plan. The Compensation Committee generally awards stock options to each executive when he or she joins the Company. Thereafter, the Compensation Committee, in its discretion, may award additional stock options to executives at the time of their annual review. There is no established formula or criteria for grants under the Plan, and options may be granted on a subjective basis at intervals determined by the Compensation Committee. Options are typically granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant, and typically vest over a period of four years. The Compensation Committee considers long-term incentives for the peer group in determining stock option awards.

 Chief Executive Officer Compensation

      In establishing the salary and bonus for Mr. Florance, our Chief Executive Officer and President, the Committee relied on its strong belief that Mr. Florance significantly and directly influences the Company’s overall performance. Accordingly, the Committee sought to achieve the following objectives: (i) establish a base salary competitive with that paid to other chief executive officers of peer companies; (ii) reward Mr. Florance for superior performance in connection with his contribution to the Company; and (iii) reward Mr. Florance for the Company’s outstanding corporate and financial performance for the fiscal year. Accordingly, pursuant to Mr. Florance’s employment agreement, the range for Mr. Florance’s annual bonus is between 0% and 100% of his base compensation. In 2002, the Committee determined that 75% of

Mr. Florance’s bonus would be based on the Company meeting certain financial goals and that 25% of his bonus would be based on Mr. Florance achieving certain individual qualitative performance goals.

      Based on these factors, in 2002 Mr. Florance was paid an annual salary of $350,000, which is the annual salary that has been in effect for him since April 2001. In addition, based on the level of achievement of each of Mr. Florance’s goals, in 2003 Mr. Florance was paid a bonus of $306,250 for his performance in 2002. Finally, based on the belief that Mr. Florance should be focused on the long-term growth of the Company, the Committee granted Mr. Florance an option to purchase 50,000 shares of the Company’s common stock at an exercise price of $20.30 per share, the fair market value of the Company’s common stock on the date of grant. These options vest over a period of four years.

 Employment Agreements

      Our employment agreements with Messrs. Florance, Carchedi and Schaffel became effective as of January 1, 1998, and our employment agreement with Mr. Dressel became effective as of September 25, 2000. The employment agreements for Messrs. Dressel, Carchedi and Schaffel are for initial terms of two years and the employment agreement for Mr. Florance is for an initial term of three years, and all are automatically renewable for successive one-year terms unless the executive or we terminate the agreement. Mr. Farrington and Mr. Arabe have at-will employment terms.

 Policy on Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code disallows the deduction of compensation by a company to its Chief Executive Officer and any of its four most highly compensated executive officers that is in excess of $1 million. Compensation that is considered “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the stockholders. The Compensation Committee will continue to monitor total compensation and, should the 162(m) limitation become an issue, take the measures that they deem appropriate.

By the Compensation Committee
of the Board of Directors
April 22, 2003

Warren H. Haber, Chairman
David Bonderman
Christopher J. Nassetta

Stock Price Performance Graph

      The stock performance graph below shows how an initial investment of $100 in our common stock would have compared to:

•	An equal investment in the Standards & Poor’s Stock 500 Index (“S&P 500”).

•	An equal investment in the S&P 500 Application Software Index.

      The stock performance graph included in the Company’s proxy statement with respect to the 2002 Annual Meeting included a comparison of the Company’s stock performance with that of the S&P Computers (Software) Index. The S&P Computers (Software) Index is no longer available and therefore the Company has substituted the S&P 500 Application Software Index in lieu of the S&P Computers (Software) Index for purposes of the stock performance graph below.

      The comparison covers the period beginning July 1, 1998, the first day of public trading of our common stock, and ending on December 31, 2002, and assumes the reinvestment of any dividends. You should note that this performance is historical and is not necessarily indicative of future price performance.

(LINE GRAPH)

			S&P Application Software
	CoStar Group, Inc.	S&P 500 Index	Index

7/1/98	100.00	100.00	100.00
12/31/98	137.41	107.83	42.70
12/31/99	390.45	130.52	56.38
12/31/00	257.13	118.64	37.86
12/31/01	261.32	104.54	26.18
12/31/02	200.81	81.44	13.56

Certain Relationships and Related Transactions

      Since January 1, 2002 none of our executive officers or directors has engaged in or had a direct or indirect interest in any transactions with us that are required to be disclosed in this proxy statement. Although it is not a related party transaction, we note that Michael Klein has committed to invest $250,000 in Founders SBIC Fund I, of which Warren H. Haber is a managing member of its general partner and its management company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers, and anyone who owns more than 10% of our common stock, file with the Securities and Exchange Commission reports of initial ownership and reports of changes in ownership of our common stock, and to furnish us with copies of those reports. Based solely on a review of the reports furnished to us, we believe that during 2002, our directors, executive officers, and 10% stockholders complied with these requirements, except that the following reports were not timely filed with the SEC: a report on Form 3 reporting the initial holdings of our common stock by Christopher J. Nassetta and two reports on Form 4 reporting the acquisition of our stock by Josiah O. Low, III’s wife.

Other Information

      We have included a copy of our Annual Report for the year ended December 31, 2002 with this Proxy Statement. The Annual Report contains our annual report on Form 10-K for the year ended December 31, 2002. In addition, you may obtain a copy of our annual report on Form 10-K, including the financial statements and financial statement schedules, without charge by sending a written request to Mark A. Klionsky, Senior Vice President of Marketing and Corporate Communications, CoStar Group, Inc., 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814.

      This proxy is solicited on behalf of the Board of Directors. The Company will bear all expenses in connection with the Annual Meeting and this proxy solicitation. We have retained Innisfree M&A Incorporated to assist in distribution of these proxy materials and soliciting proxy voting instructions, at an estimated cost not to exceed $6,500 plus reasonable expenses. They may solicit proxies in person, by telephone, by mail, telegram, facsimile, or other electronic or other means, and will request that brokerage houses, banks, and other custodians forward proxy material to beneficial owners of our common stock. We will reimburse brokerage houses, banks, and other custodians for their reasonable expenses for forwarding these materials to beneficial owners. American Stock Transfer and Trust Company will act as proxy tabulator.

APPENDIX A

PROXY	PROXY

COSTAR GROUP, INC.

Annual Meeting of Stockholders — June 18, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned stockholder of CoStar Group, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of 2003 Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2003, and the 2002 Annual Report, hereby revokes any proxy or proxies previously given and hereby appoints Michael R. Klein, Andrew C. Florance and Frank A. Carchedi, or any of them, with full power to each of substitution on behalf and in the name of the undersigned, as the proxies and attorneys-in-fact to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2003 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 2 Bethesda Metro Center, Bethesda, Maryland 20814, at 11:00 a.m. local time on Monday, June 18, 2003, and any adjournment or postponement thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth on the reverse side of this Proxy card.

     THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS CONTRARY DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT, “FOR” RATIFYING THE APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS FOR 2003 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS.

(Continued and to be signed and dated on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

COSTAR GROUP, INC.

June 18, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach and mail in the envelope provided.â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

(1) Proposal to elect the following persons as directors of the Company.

NOMINEES
☐ FOR ALL NOMINEES	¡	Michael R. Klein
	¡	Andrew C. Florance
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	David Bonderman Warren H. Haber
	¡	Josiah O. Low III
☐ FOR ALL EXCEPT (See instructions below)	¡	Christopher J. Nassetta

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

FOR AGAINST ABSTAIN
☐        ☐           ☐

(2)	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2003.

(3)	To vote or otherwise represent the shares on any other business which may properly come before the meeting or any adjournment or postponement thereof, according to their discretion and in their discretion.

The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted FOR each of the above persons and proposals, and for or against such other matters as may properly come before the meeting as the proxy holders in their discretion deem advisable.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN EACH CARD.

          Please check the box if you are ☐
           planning to attend the Meeting:

Signature of Stockholder __________________   Date: ________________   Signature of Stockholder____________________   Date: _________________

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.